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                                                                    EXHIBIT 23.1



                         CONSENT OF PRICE WATERHOUSE LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 22, 1997, which appears on page 15 of the 1996 Annual Report to Stockholders of Tractor Supply Company (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



                                                     /s/ Price Waterhouse LLP


Nashville, Tennessee
August 25, 1997